Execution Version
CONTRIBUTION AGREEMENT

        This CONTRIBUTION AGREEMENT (this “Agreement”), date as of October 29, 2024, by and between Carlyle Credit Solutions, Inc., a Maryland corporation, as the contributor (the “Contributor”), and Carlyle Direct Lending CLO 2024-1, LLC, a Delaware limited liability company, as the contributee (the “Contributee”). Capitalized terms used but not defined herein shall have the meaning set forth in the Indenture, the Class A-L1 Loan Agreement or the Class A-L2 Loan Agreement, as applicable.

RECITALS

A.WHEREAS, the Contributor owns 100% of the membership interests of the Contributee.

B.WHEREAS, the Contributor desires to contribute, and the Contributee has agreed to receive from the Contributor, all of the loans and other debt obligations listed on Schedule I hereto, which may be supplemented from time to time, (including the loans and other debt obligations subject to (i) that certain Distribution and Contribution Agreement, dated as of the date hereof between the Contributor and Carlyle Credit Solutions SPV LLC (the “CCS1 Distribution and Contribution Agreement”) and (ii) that certain Distribution and Contribution Agreement, dated as of the date hereof between the Contributor and Carlyle Credit Solutions SPV 2 LLC (the “CCS2 Distribution and Contribution Agreement” and together with the CCS1 Distribution and Contribution Agreement, the “Distribution and Contribution Agreements” and each a “Distribution and Contribution Agreement”), in each case, and any rights of the Contributor in connection therewith) (the “Contributed Collateral Obligations”), in each case, together with, among other things, the related rights of payment thereunder and the interest of the Contributor in the related property and other interests securing the payments to be made under such Contributed Collateral Obligations;

C.WHEREAS, subject to the conditions set forth herein, the Contributee and the Contributor intend that any such contribution of the Contributed Collateral Obligations be an irrevocable, unconditional, absolute transfer thereof, without any recourse whatsoever, including without any recourse to the Contributor with regard to collectibility;

D.WHEREAS, (a) in exchange for the contribution of the Contributed Collateral Obligations contributed on the Closing Date (the “Closing Date Contribution Collateral Obligations”), the Contributor will receive an increase in the capital account of the Contributor in the Contributee and 83,100,000 preferred limited liability company interests of the Contributee with a nominal value of $83,100,000 to be issued to the Contributor in accordance with the Amended and Restated Limited Liability Company Agreement of the Contributee, dated as of October 29, 2024 (the “Contributee LLC Agreement”) (the “Preferred Interests” or the “Contribution Value”) and (b) on the date hereof the Contributor shall receive a one-time cash distribution on the date hereof in the amount of $375,826,720.18 (the “Closing Date Dividend”); and

E.WHEREAS, after the date hereof the Contributor may contribute certain assets to the Contributee in accordance with the Indenture (as defined below).
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Contribution and Receipt of the Contributed Collateral Obligations.
(a)    Subject to the terms and conditions of this Agreement, on and as of the date hereof and any date after the date hereof as indicated next to such Contributed Collateral Obligations (each a “Contribution Date”), the Contributor hereby contributes (each a “Contribution”) to the Contributee, without recourse, and the Contributee hereby receives, as a contribution to its capital, all right, title and interest of the Contributor (whether now owned or hereafter acquired or arising, and wherever located) in and to the applicable Contributed Collateral Obligations (including, without limitation all rights, title and interest of the Contributor under each Distribution and Contribution Agreement (including any rights the Contributor has thereunder to enter into the Master Participation Agreement for Par/Near Par Trades attached as an exhibit to each Distribution and Contribution Agreement)). The Contributor hereby acknowledges that a Contribution to the Contributee hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Contributor. The Contributee hereby acknowledges that a Contribution to the Contributee will be credited to the capital account of the Contributor in the Contributee as further set forth herein and in the Contributee LLC Agreement.
1.The Contributor shall, in connection with a Contribution, execute and/or deliver to the Contributee any such loan assignment agreements or any other agreements in connection with the Contributed Collateral Obligations as may be necessary or reasonably advisable to effect the Contribution with respect to each Contributed Collateral Obligation.
2.On and after the applicable Contribution Date, the Contributee shall own the Contributed Collateral Obligations Contributed by the Contributor to the Contributee on such Contribution Date, and the Contributor shall not take any action inconsistent with such ownership and shall not claim (except for tax purposes) any ownership interest in such Contributed Collateral Obligations.
3.The Contribution and receipt of the Contributed Collateral Obligations under this Agreement shall be without recourse to the Contributor; it being understood that the Contributor shall be liable to the Contributee for all representations, warranties and covenants made by the Contributor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Contributor for the credit risk of the respective obligors of the Contributed Collateral Obligations.

4.In connection with the receipt by the Contributee of Contributed Collateral Obligations as contemplated by this Agreement, the Contributor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on the applicable Contribution Date, and in its financial statements, that such Contributed Collateral Obligations have been transferred to the Contributee in accordance with this Agreement.
(b)    On the date hereof the Contributee shall (i) issue to the Contributor the Preferred Interests and (ii) distribute to the Contributor the Closing Date Dividend.
Section 2.    Participations Pending Assignment.
Pending receipt of any required consents to, and the effectiveness of, the assignment of each of the Closing Date Contributed Collateral Obligations to the Contributee in accordance with the applicable underlying instrument (including, without limitation, with respect to the Contributed Collateral Obligations which the Contributor has received pursuant each Distribution and Contribution Agreement and which are to be contributed to the Contributee pursuant to the terms hereof), the Contributor also (a) transfers to the Contributee its rights, pursuant to each Distribution and Contribution Agreement, to enter into a Master Participation Agreement for Par/Near Par Trades attached as an exhibit to each Distribution and Contribution Agreement, pursuant to which the Contributee may acquire from Carlyle Credit Solutions SPV LLC and Carlyle Credit Solutions SPV 2 LLC, as applicable, a 100% participation in such Contributed Collateral Obligations (each an “SPV Participation”) and (b) agrees to enter into a Master Participation Agreement for Par/Near Par Trades in the form attached as Exhibit A hereto in respect of the Closing Date Contributed Collateral Obligations that were not received pursuant to the Distribution and Contribution Agreements, and pursuant to which the Contributee may acquire from the Contributor a 100% participation in such Contributed Collateral Obligations (each a “Contributor Participation” and, together with the SPV Participations, the “Participations” and each a “Participation”). In connection with the assignment of the Contributor’s rights under each of the Distribution and Contribution Agreements (including, without limitation, with respect to the SPV Participations), for administrative convenience, (A) the Contributor, the Contributee and Carlyle Credit Solutions SPV LLC agree to enter into a multilateral agreement and (B) the Contributor, the Contributee, Carlyle Credit Solutions SPV 2 LLC agree to enter into a multilateral agreement, in each case to, among other things, effect the transfer of the Closing Date Contributed Collateral Obligations (i) from Carlyle Credit Solutions SPV LLC to the Contributee, as designee of the Contributor under the CCS1 Distribution and Contribution Agreement, and the transfer of the applicable portion of the Closing Date Dividend to Carlyle Credit Solutions SPV LLC, as designee of the Contributor and in satisfaction of the contribution of amounts set forth in the CCS1 Distribution and Contribution Agreement from the Contributor to Carlyle Credit Solutions SPV LLC and (ii) from Carlyle Credit Solutions SPV 2 LLC to the Contributee, as designee of the Contributor under the CCS2 Distribution and Contribution Agreement, and the transfer of the applicable portion of the Closing Date Dividend to Carlyle Credit Solutions SPV 2 LLC, as designee of the Contributor and in satisfaction of the contribution of amounts set forth in the CCS2 Distribution and Contribution Agreement from the Contributor to Carlyle Credit Solutions SPV 2 LLC.

Section 3.    Nature of the Contribution.
(a)    It is the express intent of the parties hereto that the Contribution of the Contributed Collateral Obligations by the Contributor to the Contributee hereunder be, and be treated for all purposes (other than for tax purposes) as an absolute contribution to the capital of the Contributee by the Contributor (free and clear of any lien, security interest, charge or encumbrance other than customary permitted liens) of such Contributed Collateral Obligations, in consideration of, or in exchange for, the issuance of the Preferred Interests to the Contributor and an increase in the capital account of the Contributor in the Contributee. It is, further, not the intention of the parties that such Contribution be deemed a pledge of the Contributed Collateral Obligations by the Contributor to the Contributee to secure a debt or other obligation of the Contributor.
(b)    Notwithstanding Section 3(a) above, in the event that, notwithstanding the intent of the parties, the Contributed Collateral Obligations, or any portion thereof, is held to continue to be property of the Contributor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the Uniform Commercial Code (the “UCC”); (ii) the contribution of the Contributed Collateral Obligations provided for in this Agreement shall be deemed to be a grant by the Contributor to the Contributee of, and the Contributor does hereby grant to the Contributee, a first priority security interest (subject only to customary permitted liens) in all of the Contributor’s right, title and interest in and to the Contributed Collateral Obligations and all amounts payable to the holders of the Contributed Collateral Obligations in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Contribution Value of the Contributed Collateral Obligations together with all of the other obligations of the Contributor hereunder; (iii) the possession by the Contributee (or the Trustee for the benefit of the Secured Parties) of Contributed Collateral Obligations and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Contributee for the purpose of perfecting such security interest under applicable law. The parties further agree in such event that any assignment of the interest of the Contributor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Contributor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Contributed Collateral Obligations, such security interest would be deemed to be a perfected security interest of first priority (subject only to customary permitted liens) under applicable law and will be maintained as such throughout the term of this Agreement. The Contributee shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

(c)    It is the intention of each of the parties hereto that the Contributed Collateral Obligations Contributed by the Contributor to the Contributee pursuant to this Agreement shall constitute assets owned by the Contributee and shall not be part of the Contributor’s estate in the event of the filing of a bankruptcy petition by or against the Contributor under any bankruptcy or similar law.
(d)    The Contributee agrees to treat, and shall cause the Contributor to treat, for all purposes (other than for tax purposes), the transactions effected by this Agreement as contributions of assets to the Contributee in exchange for the issuance of the Preferred Interests to the Contributor and an increase in the capital account of the Contributor in the Contributee. The Contributor agrees to reflect in the Contributor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of the Contributor indicating that: (i) assets related to transactions that do not meet GAAP requirements for accounting sale treatment are reflected in the consolidated balance sheet of the Contributor within the “investments” line and are disclosed in the Contributor’s schedule of investments, and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of the Contributor, and the creditors of that special purpose entity have received ownership and/or security interests in such assets and such assets are not intended to be available to the creditors of the Contributor (or any affiliate of the Contributor other than the Contributee) of such assets to that special purpose entity.
(e)    For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the "Securitization Act"), each of the parties hereto hereby agrees that:
1.Any property, assets or rights purported to be contributed, in whole or in part, by the Contributor pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Contributor;
2.None of the Contributor, its creditors or, in any insolvency proceeding with respect to the Contributor or the Contributor's property, a bankruptcy trustee, receiver, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Contributor any property, assets or rights purported to be contributed, in whole or in part, by the Contributor pursuant to this Agreement;
3.In the event of bankruptcy, receivership or other insolvency proceeding with respect to the Contributor or the Contributor's property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Contributor's property, assets, rights or estate; and
4.The transactions contemplated by the indenture to be dated as of the date hereof between the Contributee and Wilmington Trust, National Association, as trustee (as the same may be supplemented or otherwise modified from time to time, the “Indenture”) and any related transaction documents shall constitute a "securitization transaction" as such term is used in the Securitization Act.
Section 4.    Representations and Warranties.
(a)    Representations and Warranties of the Contributor. The Contributor hereby represents and warrants to the Contributee as of the date hereof that:
1.Organization and Good Standing. The Contributor has been incorporated, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.
2.Due Qualification. The Contributor is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to receive such qualifications would not be reasonably expected to result in a material adverse effect on the Contributed Collateral Obligations or the ability of the Contributor to perform its obligations under this Agreement.
3.Power and Authority; Due Authorization; Execution and Delivery. The Contributor (i) has the corporate, partnership or company power and authority, as the case may be, to (a) execute and deliver this Agreement, and (b) perform its obligations under this Agreement, and (ii) has duly authorized, by all necessary corporate action, the execution, delivery and performance of this Agreement and the transfer of the Contributed Collateral Obligations on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Contributor.
4.Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Contributor enforceable against the Contributor in accordance with its respective terms, except as such enforceability may be limited by insolvency laws and by general principles of equity (whether considered in a suit at law or in equity).
5.No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Contributor’s organizational documents, or any material contractual obligation of the Contributor, (ii) result in the creation or imposition of any lien upon any of the Contributor’s properties pursuant to the terms of any such material contractual obligation, other than this Agreement, or (iii) violate in any material respect any law applicable to the Contributor.
6.No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Contributor, threatened against the Contributor, before any applicable governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Contributed Collateral Obligations or the ability of the Contributor to perform its obligations under this Agreement.
7.Consents. All approvals, authorizations, consents, orders, licenses or other actions of any person or of any governmental authority (if any) required for the due execution, delivery and performance by the Contributor of this Agreement have been obtained, except as otherwise contemplated herein. Other than any consents required to assign the Contributed Collateral Obligations to the Contributee pursuant to the underlying instruments with respect to the Contributed Collateral Obligations, each Contributed Collateral Obligation is not subject to any condition to or restriction on the ability of the holder thereof to sell, pledge, assign, or otherwise transfer such Contributed Collateral Obligation or to exercise or enforce the provisions thereof or of any document related thereto whether set forth in such Contributed Collateral Obligation itself or in any document related thereto, it being understood that any condition or restriction that, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, is ineffective shall not itself negatively affect a determination of whether a Contributed Collateral Obligation is freely transferable.
8.Solvency. The Contributor is not the subject of any insolvency event. The Contributor is solvent and the transactions contemplated by this Agreement do not and will not render the Contributor not solvent.
9.Ownership of Contributed Collateral Obligations. Immediately prior to the transfer of the Contributed Collateral Obligations hereunder (and pursuant to the Distribution and Contribution Agreements with respect to the Contributed Collateral Obligations to be transferred from Carlyle Credit Solutions SPV LLC and Carlyle Credit Solutions SPV 2 LLC, as applicable), the Contributor owns and has good and marketable title to such Contributed Collateral Obligations. Upon the issuance of the Preferred Interests to the Contributor and the increase in the capital account of the Contributor in the Contributee by an amount equal to the value of the Contribution, the Contributee will receive such Contributed Collateral Obligations free and clear of any lien.
10.Location of Offices. The Contributor’s location (within the meaning of Article 9 of the UCC) is set forth opposite the Contributor’s name on Schedule II hereto, as may be supplemented from time to time. The Contributor has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location for purposes of the UCC within the four months preceding the date hereof.
11.Value Given. The Contributor has received reasonably equivalent value from the Contributee in consideration for the Contribution to the Contributee of each Contributed Collateral Obligations on the applicable Contribution Date as contemplated by this Agreement. No such transfer shall have been made for or on account of an antecedent debt of the Contributor or any of its affiliates to the Contributee. No such transfer is or may be voidable or subject to avoidance under any section of the bankruptcy code of the United States.

12.Special Purpose Entity. The Contributee is an entity with assets and liabilities separate and distinct from those of the Contributor and any other affiliates thereof, and the Contributor hereby acknowledges that the Contributee and the other parties to the transactions contemplated by the Indenture are entering into the transactions contemplated thereby in reliance upon the identity of the Contributee as a legal entity that is separate from the Contributor and from each other affiliate of the Contributor.
The representations and warranties in this Section shall survive the termination of this Agreement and the Contribution of any Contributed Collateral Obligations to the Contributee. Upon discovery by the Contributor or the Contributee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other immediately upon obtaining knowledge of such breach.
(b)    Representations and Warranties of the Contributee. The Contributee hereby represents and warrants to the Contributor as of the date hereof that:
1.Organization and Good Standing. The Contributee has been duly formed, and is validly existing as a limited liability company, in good standing under the laws of the State of Delaware.
2.Due Qualification. The Contributee is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to obtain such approvals or licenses would not be reasonably expected to result in a material adverse effect on the Contributee or the ability of the Contributee to perform its obligations under this Agreement.
3.Power and Authority; Due Authorization; Execution and Delivery. The Contributee has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement, and has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the receipt of the Contributed Collateral Obligations on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Contributee.
4.Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Contributee enforceable against the Contributee in accordance with its terms, except as such enforceability may be limited by insolvency laws and by general principles of equity (whether considered in a suit at law or in equity).
5.No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Contributee’s organizational documents or any contractual obligation of the Contributee, (ii) result in the creation or imposition of any lien upon any of the Contributee’s properties pursuant to the terms of any such material Contractual Obligation, other than this Agreement or (iii) violate any law applicable to Contributee.
6.No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Contributee, threatened against the Contributee, before any applicable governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have material adverse effect on the Contributee.
7.Consents. All approvals, authorizations, consents, orders, licenses or other actions of any person or of any governmental authority (if any) required for the due execution, delivery and performance by the Contributee of this Agreement have been obtained, except as otherwise contemplated herein, or where the failure to obtain such approvals, authorizations, consents, orders or licenses would not be reasonably expected to result in a material adverse effect on the Contributee.
8.Value Given. The Contributee has given reasonably equivalent value to the Contributor in consideration for the Contribution to the Contributee of the Contributed Collateral Obligations as contemplated by this Agreement, no such transfer has been made for or on account of an antecedent debt owed by the Contributor or any of its affiliates to the Contributee, and no such transfer is or may be voidable or subject to avoidance as to the Contributee under any section of the bankruptcy code of the United States.
9.Solvency. The Contributee is not the subject of any insolvency event. The Contributee is solvent and the transactions contemplated by this Agreement do not and will not violate Section 18-607 of the Delaware Limited Liability Company Act or render the Contributee not solvent.
Section 5.    Miscellaneous.
(a)    Amendments. This Agreement may be amended or modified only by a written instrument executed by all parties hereto.
(b)    Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT SECTIONS 1 AND 3 HEREOF SHALL, IN ACCORDANCE WITH 6 DEL. C. §2708, BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(c)    Consent to Jurisdiction; Service of Process. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In addition, each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the non-exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.
(d)    Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each of the Schedules and Exhibits to this Agreement are hereby incorporated into and made a part of this Agreement.
(e)    Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(f)    Successor and Assigns. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective legal representatives, successors and permitted assigns.
(g)    Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its legal representatives, successors and permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to carry out the purposes of this Agreement.
(h)    Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity of enforceability of this Agreement as a whole.
(i)    Bankruptcy Non-Petition and Limited Recourse; Claims. The Contributor hereby agrees that it will not institute against, or join any other person in instituting against, the Contributee, any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day (or, if longer, the applicable preference period then in effect plus one day), after the payment in full of all Debt issued or incurred pursuant to the Indenture or the Class A-L Loan Agreement (as defined in the Indenture), as applicable, provided, however, that nothing in this clause (i) shall preclude, or be deemed to estop, the Contributor (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Contributee, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Contributee, as the case may be, by a person other than the Contributor or any of its affiliates that has entered into an agreement with the Contributor similar to this Section 5(i), or (B) from commencing against the Contributee, or any properties of the Contributee, any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceeding.

(Signature Page Follows)

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

CARLYLE CREDIT SOLUTIONS, INC., as Contributor

By:
Name: Justin Plouffe
Title: President and Chief Executive Officer

CARLYLE DIRECT LENDING CLO 2024-1, LLC, as Contributee

By:
Name: Thomas M. Hennigan
Title: Vice President

Schedule I

Loan List

SOURCE Portfolio Name	SOURCE Portfo	Issuer	Security	CLO Alloc. By Sec	Price	Proceeds	Contribution Date	Participation Y/N
Carlyle Credit Solutions, Inc.	CARS	Advanced Web Technologies Holding Company	1st Amendment DDTL 12/16/21	682,447	99.87%	681,531.75	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Advanced Web Technologies Holding Company	1st Amendment DDTL 2 10/18/22	986,724	99.87%	985,400.04	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Advanced Web Technologies Holding Company	3rd Amendment Term Loan 6/2/2023	979,521	99.87%	978,207.09	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Advanced Web Technologies Holding Company	Delayed Draw Term Loan	2,251,922	99.87%	2,248,900.50	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Advanced Web Technologies Holding Company	Term Loan	5,724,385	99.87%	5,716,704.74	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Aevex Holdings LLC	Delayed Draw Term Loan	1,416,798	100.00%	1,416,798.44	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Aevex Holdings LLC	Incremental Delayed Draw Term Loan	2,190,633	100.00%	2,190,633.05	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Aevex Holdings LLC	Term Loan	3,305,424	100.00%	3,305,423.79	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Aevex Holdings LLC	Term Loan	3,712,145	100.00%	3,712,144.73	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	AI Grace AUS Bidco PTY LTD	Facility B USD Term Loan 11/16/2023	2,285,714	100.00%	2,285,714.29	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Allied Benefit Systems Intermediate LLC	Allied Benefit Term Loan 10/31/2023	2,148,883	101.00%	2,170,371.37	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Allied Benefit Systems Intermediate LLC	Initial Delayed Draw Term Loan	394,076	101.00%	398,016.69	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Ap Plastics Acquisition Holdings, LLC	Second Lien TL (8/21)	4,000,000	100.00%	4,000,000.00	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Apex Companies Holdings, LLC	2nd Amendment DDTL Tranche A	1,225,471	99.62%	1,220,870.12	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Apex Companies Holdings, LLC	2nd Amendment DDTL Tranche B	2,496,388	99.62%	2,487,014.88	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Apex Companies Holdings, LLC	Apex 3rd Amendment Spec DDTL	1,630,663	99.62%	1,624,540.65	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Apex Companies Holdings, LLC	Apex 3rd Amendment TL	498,476	99.62%	496,603.90	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Apex Companies Holdings, LLC	DDTL Facility 1/31/2023	69,382	99.62%	69,121.07	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Apex Companies Holdings, LLC	Specified DDTL 1/31/2023	13,393	99.62%	13,342.23	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Apex Companies Holdings, LLC	Term Loan 1/31/2023	289,613	99.62%	288,525.64	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Applied Technical Services, LLC	4th Amendment DDTL 9/18/2023	237,728	98.89%	235,087.60	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Applied Technical Services, LLC	4th Amendment Term Loan 9/18/2023	237,728	98.89%	235,087.60	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Applied Technical Services, LLC	5th Amendment Term Loan 1/17/2024	392,263	98.36%	385,834.18	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Applied Technical Services, LLC	Delayed Draw Term Loan	127,899	98.36%	125,802.33	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Applied Technical Services, LLC	Term Loan	380,435	98.36%	374,199.53	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Appriss Health, LLC	Term Loan	1,500,000	98.85%	1,482,723.90	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Ascend Buyer, LLC	Term Loan 9.30.21	9,618,749	99.65%	9,585,301.45	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Associations, Inc.	Associations, Inc. 5/24 TLA	6,552,381	100.81%	6,605,560.96	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Athlete Buyer LLC	Closing Date Term Loan	888,597	98.68%	876,828.80	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Athlete Buyer LLC	DDTL A 3/29/2024	738,861	98.68%	729,076.35	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Avalara, Inc.	Term Loan 10/19/2022	1,500,000	100.75%	1,511,250.00	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Azurite Intermediate Holdings, Inc	Azurite Intermediate Holdings, Inc Initial Term Loan	1,093,096	100.16%	1,094,875.51	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Barnes & Noble, Inc.	FILO Term Loan	6,056,250	99.93%	6,051,913.66	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	BINGO GROUP BUYER, INC.	Term Loan 7/10/2024	3,442,623	99.58%	3,428,329.63	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	BlueCat Networks, Inc. (Canada)	Delayed Draw Term Loan A 8/8/2022	1,809,749	100.00%	1,809,748.52	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	BlueCat Networks, Inc. (Canada)	Unitranche Term Loan 8/8/2022	5,490,251	100.00%	5,490,251.48	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	BradyIFS Holdings, LLC	Term Loan 10/31/2023	8,500,000	100.36%	8,530,295.19	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Celerion Buyer, Inc.	Term Loan 11/7/2022	1,548,380	100.00%	1,548,379.80	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Chemical Computing Group ULC (Canada)	Term Loan A	7,300,000	100.00%	7,300,000.00	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	CircusTrix Holdings, LLC	Term Loan 7/18/2023	8,303,226	101.15%	8,398,712.90	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Cority Software Inc. (Canada)	2019 Incremental Term Loan	3,122,212	100.00%	3,122,212.35	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Cority Software Inc. (Canada)	2020 Incremental Term Loan	2,438,299	100.00%	2,438,299.12	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Cority Software Inc. (Canada)	2020 Incremental Term Loan 2	372,316	100.00%	372,316.28	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Cority Software Inc. (Canada)	Term Loan	4,088,611	100.00%	4,088,611.34	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Cority Software Inc. (Canada)	Term Loan	978,561	100.00%	978,560.91	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	COUPA HOLDINGS, LLC	Term Loan 2/28/2023	2,154,147	100.84%	2,172,223.18	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	CST Holding Company	Term Loan 11/1/2022	2,448,550	100.03%	2,449,173.81	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	DCA Investment Holding, LLC	Delayed Draw Term Loan	484,195	97.98%	474,426.61	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	DCA Investment Holding, LLC	Incremental Term Loan 2.25.22	974,299	97.98%	954,642.73	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	DCA Investment Holding, LLC	Term Loan	5,841,506	97.98%	5,723,655.34	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Denali Midco 2 LLC	2022 Incremental DDTL-3	202,485	99.43%	201,340.23	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Denali Midco 2 LLC	2022 Incremental Delayed Draw Term Loan 2	59,403	99.43%	59,067.42	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Denali Midco 2 LLC	Denali Midco 9/23 Incremental DDTL-4	239,427	99.43%	238,073.25	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Denali Midco 2 LLC	Incremental DDTL 2 9/15/2022	276,731	99.43%	275,166.99	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Denali Midco 2 LLC	Incremental Term Loan 2 9/16/2022	2,221,954	99.43%	2,209,391.89	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Dwyer Instruments, Inc	Delayed Draw Term Loan	773,716	100.00%	773,715.91	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Dwyer Instruments, Inc	Incremental DDTL 2 7/1/2022	125,663	100.00%	125,662.92	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Dwyer Instruments, Inc	Unitranche	9,725,621	100.00%	9,725,621.17	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Eliassen Group, LLC	Incremental DDTL 4.15.22	1,208,669	98.93%	1,195,754.78	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Eliassen Group, LLC	Incremental Term Loan 4.15.22	9,416,331	98.93%	9,315,718.69	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Excel Fitness Holdings, Inc.	Incremental Term Loan 8/12/2022	2,831,875	99.91%	2,829,423.59	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Excel Fitness Holdings, Inc.	Term Loan 4/29/22	6,140,859	99.00%	6,079,678.23	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Excelitas Technologies Corp.	Dollar Term Loan 8/12/2022	3,452,109	100.50%	3,469,369.73	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Excelitas Technologies Corp.	Dollar Term Loan 8/12/2022	2,191,106	100.50%	2,202,061.84	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	GFP Atlantic Holdco 2, LLC	Delayed Draw Term Loan 11/12/21	6,013,297	100.00%	6,013,296.83	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	GFP Atlantic Holdco 2, LLC	Term Loan 11/12/21	4,770,414	100.00%	4,770,413.92	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Greenhouse Software, Inc.	Incremental Term Loan 9/1/2022	1,974,738	99.93%	1,973,352.77	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Greenhouse Software, Inc.	Term Loan	1,144,011	99.93%	1,143,207.93	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Heartland Home Services, Inc.	Term Loan	2,200,000	94.55%	2,080,198.16	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Hercules Borrower LLC	Hercules Borrower LLC Term Loan	10,625,000	100.00%	10,625,000.00	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Hoosier Intermediate, LLC	Term Loan 11/15/21	10,625,000	100.00%	10,625,000.00	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	HS Spa Holdings Inc.	Term Loan 6/2/2022	8,453,670	100.68%	8,511,125.53	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	ICEFALL PARENT, INC.	Initial Term Loan 1/26/24	1,500,000	99.12%	1,486,745.00	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	iCIMS, Inc.	Term Loan 8/18/2022	1,928,649	99.11%	1,911,423.03	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	iCIMS, Inc.	Term Loan 8/18/2022	3,071,351	99.11%	3,043,918.82	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Insight Software	Term Loan	75,185	100.50%	75,560.09	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Insight Software	Term Loan	1,015,091	100.50%	1,020,157.58	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Kaseya, Inc.	DDTL-1	20,837	100.00%	20,837.40	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Kaseya, Inc.	Term Loan 6/23/2022	10,604,163	100.00%	10,604,162.60	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	LVF Holdings, Inc.	Cantina Delayed Draw Term Loan	5,268,365	100.00%	5,268,365.20	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	LVF Holdings, Inc.	Unitranche Term Loan	3,634,868	100.00%	3,634,868.42	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	LVF Holdings, Inc.	Unitranche Term Loan	1,721,766	100.00%	1,721,766.38	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Medical Manufacturing Technologies, LLC	1st Amendment Term Loan	2,438,040	98.50%	2,401,453.70	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Medical Manufacturing Technologies, LLC	Delayed Draw Term Loan 12/23/2021	2,351,647	98.50%	2,316,356.78	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Medical Manufacturing Technologies, LLC	Term Loan 12/23/2021	5,835,314	98.50%	5,747,746.63	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	MHS Holdings (Project Castle)	TLB (6/22)	7,350,000	91.42%	6,719,149.50	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Monarchy Enterprises S.a r.l.	2023 Term Loan	2,500,000	103.00%	2,575,000.00	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	NEFCO Holding Company LLC	1st Amendment Term Loan 12/1/2023	748,722	99.82%	747,348.45	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	NEFCO Holding Company LLC	DDTL A 8/5/2022	930,616	99.82%	928,909.26	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	NEFCO Holding Company LLC	DDTL B 8/5/2022	598,054	99.82%	596,957.28	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	NEFCO Holding Company LLC	DDTL C 8/5/2022	1,303,471	99.82%	1,301,079.45	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	NEFCO Holding Company LLC	DDTL D 12/1/2023	4,057,340	99.82%	4,049,897.02	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	NEFCO Holding Company LLC	Term Loan 8/5/2022	3,883,845	99.82%	3,876,720.61	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	North Haven Fairway Buyer LLC	Delayed Draw TL C-1 12/28/2022	86,238	100.00%	86,237.88	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	North Haven Fairway Buyer LLC	Delayed Draw TL C-2 12/28/2022	10,012,510	100.00%	10,012,509.60	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Oak Purchaser Inc.	2nd Amendment Term Loan	7,863	98.18%	7,720.48	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Oak Purchaser Inc.	Delayed Draw Term Loan 4/28/22	2,444,809	98.38%	2,405,177.94	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Oak Purchaser Inc.	Term Loan 4/28/2022	47,327	98.38%	46,560.29	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Oranje Holdco, Inc.	Oranje Holdco Inc. Amendment TL1 4/24	1,188,822	98.31%	1,168,674.43	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Oranje Holdco, Inc.	Term Loan 2/1/2023	2,837,152	100.00%	2,837,202.60	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Park County Holdings, LLC	Term Loan	10,625,000	99.00%	10,518,750.00	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Performance Health Holdings, Inc.	Term Loan	6,444,000	100.00%	6,444,000.00	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Pestco, LLC	Term Loan 2/6/2023	1,825,454	101.50%	1,852,761.72	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Prophix Software Inc. (Canada)	Prophix 5th Amendment Term Loan 4/24/2024	1,500,000	99.50%	1,492,467.81	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	PXO Holdings I Corp.	Incremental TL 8/6/2024	1,033,750	100.00%	1,033,750.18	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	PXO Holdings I Corp.	Pexco DDTL 3/8/2022	1,173,560	100.00%	1,173,559.83	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	PXO Holdings I Corp.	Pexco Term Loan 3/8/2022	6,822,185	100.00%	6,822,184.59	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Qnnect, LLC	Term Loan 11/2/2022	2,600,915	100.16%	2,605,164.31	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Quantic Electronics, LLC	Delayed Draw Term Loan	397,194	99.87%	396,697.04	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Quantic Electronics, LLC	Incremental Unitranche	767,250	99.87%	766,289.79	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Quantic Electronics, LLC	New Delayed Draw	492,236	99.87%	491,619.63	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Quantic Electronics, LLC	Second Amendment Incremental Term Loan	543,320	99.87%	542,639.53	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Radwell Parent, LLC	Incremental Term Loan 12/1/2022	4,569,769	100.32%	4,584,520.44	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	RSC Acquisition, Inc.	2019 Term Loan	10,860,289	100.25%	10,887,439.91	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Smarsh Inc.	Term Loan 2/18/22	3,265,151	100.00%	3,265,151.00	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Smart Bear Holdings	2021 Incremental 2nd Lien Term Loan	4,000,000	100.00%	4,000,000.00	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Speedstar Holding, LLC	Speedstar Holding, LLC Third Amendment TL 7/24	7,968,750	98.45%	7,845,053.72	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Speedstar Holding, LLC	Speedstar Holding, LLC Third Amendment TL 7/24	2,656,250	98.45%	2,615,017.91	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Spotless Brands LLC	3rd Amendment DDTL 2/16/23	10,625,000	100.03%	10,628,247.11	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Tank Holding Corp.	1st Lien Term Loan 3/31/2022	10,625,000	99.00%	10,518,750.00	10/29/2024	Y
Carlyle Credit Solutions, Inc.	CARS	Tufin Software North America, Inc	Term Loan 8/25/2022	1,500,000	99.39%	1,490,923.71	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Turbo Buyer, Inc.	2021 Incremental Term Loan	2,078,201	93.55%	1,944,157.02	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Turbo Buyer, Inc.	Delayed Draw Term Loan	978,216	93.55%	915,121.16	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Turbo Buyer, Inc.	Term Loan B	4,250,000	93.55%	3,975,875.00	10/29/2024	Y
Carlyle Credit Solutions SPV 2 LLC	CARS SPV 2	Turbo Buyer, Inc.	Term Loan B	1,193,583	93.55%	1,116,596.82	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	UNITED FLOW TECHNOLOGIES INTERMEDIATE	Initial Term Loan 6/21/24	2,513,966	99.12%	2,491,895.16	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	USLS Acquisition, Inc.	Delayed Draw Term Loan	2,017,174	99.33%	2,003,658.92	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	USLS Acquisition, Inc.	Term Loan	8,607,826	99.33%	8,550,153.58	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	USR Parent, Inc.	1st Lien Last Out Term Loan	3,444,444	99.47%	3,426,077.46	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	Vensure Employer Services, Inc.	1st Amendment Term Loan 09/27/2024	5,126,921	98.50%	5,050,016.71	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	W50 Holdings, LLC	W50 Holdings, LLC Term Loan B 3/22/2024	9,137,500	98.80%	9,027,850.00	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	YLG Holdings, Inc.	Delayed Draw Term Loan	3,276,894	100.51%	3,293,464.77	10/29/2024	Y
Carlyle Credit Solutions SPV LLC	CARS SPV	YLG Holdings, Inc.	Incremental Term Loan	5,023,106	100.51%	5,048,506.58	10/29/2024	Y

Schedule II

Seller	Location
Carlyle Credit Solutions, Inc.	Maryland

Exhibit A
Master Participation Agreement

MASTER PARTICIPATION AGREEMENT
This Master Participation Agreement (this “Agreement”) is dated as of October 29, 2024 between Carlyle Credit Solutions, Inc., a Maryland corporation (the “Transferor”) and Carlyle Direct Lending CLO 2024-1 LLC, a Delaware limited liability company (the “Transferee”).
RECITALS
The Transferor owns certain loans described on Annex A hereto (the “Contributor Participations”). On the date hereof, the Transferor desires to grant an undivided 100% participation interest in each Contributor Participation to the Transferee, and the Transferee desires to acquire an undivided 100% participation interest therein from the Transferor. Such grant and acquisition of such undivided 100% participation interest in each Contributor Participation on the Settlement Date is referred to herein as the “Transfer” of such Contributor Participation. The purchase price expressed as a percentage of par with respect to the Transfer of each Contributor Participation is referred to herein as the “Price” with respect to such Contributor Participation and is set forth on Annex A hereto, along with the U.S. dollar amount equivalent to the Price referred to herein as the “Purchase Price” and set forth on Annex A hereto.
Settlement of the Transfer of each Contributor Participation (the “Settlement”), including payment of the related Purchase Price, shall occur on October 29, 2024 (the “Settlement Date”).
With respect to any Contributor Participation, the Transferor and the Transferee will cause the relevant Participation Interest (as defined below) to be elevated to an Assignment (as defined below) as soon as practicable, pursuant to the provisions of Section 3.01 hereof, after the Settlement Date. Such elevation is referred to herein as the “Elevation” with respect to any Contributor Participation, and the date of any Elevation of such Contributor Participation is referred to herein as the related “Elevation Date”.
The parties hereto wish to provide for various matters in connection with the foregoing. All capitalized terms used but not defined throughout this Agreement shall have the respective meanings given such terms in the Indenture.
AGREEMENT
Accordingly, in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Article I.

TRANSFER
Section I.1Transfer. Upon the terms and subject to the conditions hereof:

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(a)On the Settlement Date, the Transferor and the Transferee hereby agree to effect each Transfer, and accordingly:
(i)with respect to each Contributor Participation, the Transferor irrevocably grants and conveys to the Transferee, and the Transferee acquires from the Transferor, an undivided 100% participation interest in such Contributor Participation, which interest shall be understood to include any rights to any payment or other periodic distributions accruing from and including the Settlement Date as provided in Section 1.02 (“Income Collections”) and, to the extent permitted to be transferred under applicable law and under the applicable credit documentation executed and delivered in connection with a Contributor Participation, all claims, causes of action and any other right of the Transferor (in its capacity as a lender under any credit documentation executed and delivered in connection with a Contributor Participation), whether known or unknown, against any obligor or any of its affiliates, agents, representatives, contractors, or advisors or any other Person arising under or in connection with such documentation or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and purchased pursuant to this Agreement (each, a “Participation Interest”, and collectively, the “Participation Interests”), in each case upon the terms and subject to the conditions set forth in this Agreement, and with effect on and after the Settlement Date, the Transferee agrees to reimburse the Transferor for all amounts paid by the Transferor in respect of each Contributor Participation in accordance with the applicable Underlying Instruments; and
(ii)except as set forth in Section 1.01(a)(i), the Transferor agrees to be responsible for, and assumes and agrees to timely perform and comply with in all material respects, all obligations and liabilities of the Transferor relating to Participation Interests arising or occurring on or after the Settlement Date.
(b)Until the Elevation occurs for each Contributor Participation, Transferor shall hold title to each of the Contributor Participations for the benefit of Transferee to the extent of the Participation Interests. The Participation Interests hereunder are included in the Closing Date Participations referred to in the Indenture.
(c)The Transferee agrees that on the Settlement Date, the Transferee shall pay to the Transferor the Purchase Price for each such Contributor Participation in the lawful currency of the United States by wire transfer in immediately available funds to an account with the account details set forth on Annex B hereto.
(d)The agreed Purchase Price of each Contributor Participation is set forth on Annex A hereto.
(e)It is the express intent of the parties that contribution of the Participation Interests by the Transferor to the Transferee hereunder be treated, for all purposes as, a true contribution or true participation by the Transferor of the Participation Interests.

Section I.2Income Collections; Payments of Income Collections and Other Payments Received After the Settlement Date. (a) With respect to each Contributor Participation, the Transferee shall acquire all rights to payments thereon that accrue on and after the Settlement Date, including without limitation all Income Collections. The Transferee shall not acquire any rights to interest payments thereon that, as of the Settlement Date, are accrued but unpaid with respect to the period prior to but excluding the Settlement Date. There shall be no delayed compensation payable by either party in respect of any Contributor Participation.
(a)If, at any time after the Settlement Date, the Transferor receives Income Collections or any other payment (including principal) with respect to a Contributor Participation other than interest payments thereon with respect to the period prior to but excluding the Settlement Date, the Transferor shall (i) accept and hold such Income Collections for the account and benefit of the Transferee, (ii) have no equitable or beneficial interest in such Income Collections and such Income Collections shall for all purposes constitute property of the Transferee and (iii) deliver such payment promptly (and in no event later than two (2) Business Days after the date on which the Transferor receives such amount) to the Transferee (free of any withholding, setoff, recoupment, or deduction of any kind except as required by law) pursuant to the account details set forth on Annex B hereto.
(b)If the Transferee receives any interest payment with respect to a Contributor Participation the right to which accrued during the period prior to but excluding the Settlement Date, the Transferee shall deliver such interest payment promptly to the Transferor pursuant to the account details set forth on Annex B hereto.
Section I.3Deliveries. Each party agrees to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments, and (ii) take or cause to be taken all such other and further actions, in each case, as the other party may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement, including the procurement of all consents required in connection with an Elevation (if any).
Section I.4Conditions. The obligations of the parties to effect each Transfer are subject to the condition that no injunction or order of any court or regulatory agency of competent jurisdiction prohibiting or restraining such Transfer shall be in effect.
Section I.5Treatment of Transfer; Backup Grant of Security Interest. (a) Each party hereto (i) agrees that each Transfer shall be a contribution for all relevant purposes and (ii) intends, and has as its business objective, that each Transfer be an absolute transfer and not be a transfer as security for a loan. The relationship between the Transferor and the Transferee, in their capacities as such, shall be that of contributor and contributee. In their capacities as Transferor and Transferee under this Agreement, neither party is a trustee or agent for the other party, nor does either party have any fiduciary obligations to the other party. This Agreement shall not be construed to create a partnership or joint venture between the parties hereto.
(a)If, notwithstanding such intention, any Transfer is characterized by a court of competent jurisdiction as a transfer as security for a loan rather than a contribution, or any

Transfer shall for any reason be ineffective to transfer to the Transferee all of the Transferor’s right, title and interest in the Participation Interest in any Contributor Participation (including the Income Collections thereon), then the Transferor shall be deemed to have granted to the Transferee, and the Transferor hereby grants to the Transferee, a security interest in and lien on all of the Transferor’s right, title and interest in and to such Contributor Participation (including the Participation Interests therein and the Income Collections thereon), whether now existing or hereafter acquired, in order to secure such loan and all other obligations of the Transferor hereunder. For such purposes, this Agreement shall constitute a security agreement under the UCC, to secure the prompt and complete payment of a loan deemed to have been made by the Transferee to the Transferor in an amount equal to the aggregate purchase price paid to the Transferor together with such other obligations of the Transferor as may arise hereunder in favor of the Transferee.
(b)For so long as the Transferee owns (i) prior to the relevant Elevation Date, a Participation Interest in any Contributor Participation, the Transferee shall record in the Transferee’s books and records the fact that the Transferee is the beneficial owner of such Contributor Participation and (ii) after the relevant Elevation Date any Contributor Participation, the Transferee shall record in the Transferee’s books and records the fact that the Transferee is the record owner of such Contributor Participation. After the Settlement Date, the Transferor shall record in its books and records the fact that the Transferor is no longer the beneficial owner of such Contributor Participation and, after the relevant Elevation Date with respect to any Contributor Participation, the Transferor shall record in its books and records the fact that the Transferor is no longer the record owner of such Contributor Participation.
(c)The Transferor hereby authorizes the Transferee to prepare and file such UCC financing statements, including but not limited to amendment, renewal, continuation or in lieu statements and amendments or supplements thereto or other instruments as the Transferee may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.
Section I.6Accounts and Payments. The Transferor agrees to (a) until the Elevation of each Contributor Participation has been completed, maintain its existing custodial arrangements and bank accounts established to receive proceeds of such Contributor Participation and (b) remit to the Transferee, no more than two (2) Business Days after receipt of such payment, each payment received in connection with each Contributor Participation to which the Transferee is entitled in accordance with Section 1.02. The Transferor acknowledges that, from and after the Settlement Date, it shall have no equitable or beneficial interest in any payments received by it with respect to any Contributor Participations to which Transferee is entitled in accordance with Section 1.02.
Section I.7Standard of Care. The Transferor, in its capacity as such, shall not be held to the standard of care of a fiduciary but agrees that, until the Elevation of each Contributor Participation has been completed, it shall exercise the same duty of care in the administration and enforcement of the Participation Interests that it would exercise if it held the Contributor Participations solely for its own account, but in any event, no less than a commercially reasonable standard of care. Except for losses actually incurred by the Transferee that result from the Transferor’s bad faith, gross negligence, willful misconduct or breach of any of the express terms and provisions of this Agreement, it shall not be liable for any error in judgment or for any action taken or omitted to be taken by it. The Transferor may rely on any notice, consent, certificate, request or other written document or communication received by the Transferor from the Transferee believed by the Transferor in good faith to be genuine.
Article II.

REPRESENTATIONS AND WARRANTIES
Section II.1Representations and Warranties of Each Party. Each party (each, the “Representing Party”) represents and warrants to the other party as follows:
(a)The Representing Party is duly formed and registered or incorporated, as applicable, and validly existing as an entity and is in good standing under the laws of its jurisdiction of registration or incorporation, as applicable.
(b)The Representing Party has the requisite power and authority to enter into and perform this Agreement.
(c)This Agreement has been duly authorized by all necessary action on the part of the Representing Party, has been duly executed by the Representing Party and is the valid and binding agreement of the Representing Party enforceable against such party in accordance with its terms.
(d)The Representing Party is adequately capitalized in light of its contemplated business or activities.
(e)No Transfer will be a transfer of property in connection with any pre-existing indebtedness owed by the Transferor to the Transferee.
(f)There are no agreements or understandings between the Representing Parties (other than this Agreement and, as applicable, any multilateral assignment agreement to be entered into by and among the Transferor, the Transferee and the other party thereto and any other agreement related thereto) relating to or affecting the Contributor Participations and the proceeds thereof other than any Assignments that may exist on the date hereof or be executed after the date hereof in connection with an Elevation of a Contributor Participation.
(g)The Representing Party conducts its business or activities solely in its own name.
(h)The Representing Party provides for the payment of its expenses and liabilities from its own funds.
(i)The Representing Party has not guaranteed and is not otherwise contractually liable for the payment of any liability of the Transferee (with respect to the Transferor as Representing Party) or the Transferor (with respect to the Transferee as Representing Party).

Neither the assets nor the creditworthiness of the Representing Party is generally held out as being available for the payment of any liability of the Transferee (with respect to the Transferor as Representing Party) or the Transferor (with respect to the Transferee as Representing Party). The Representing Party maintains an arm’s-length relationship with the Transferee (with respect to the Transferor as Representing Party) or the Transferor (with respect to the Transferee as Representing Party).
(j)The Representing Party maintains separate financial records that enable its assets to be readily ascertained as separate and apart from those of the other party.
(k)The Representing Party’s funds are not commingled with those of the other party.
(l)None of the execution, delivery and performance of this Agreement by the Representing Party will:
(i)conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, any term or provision of the organizational documents of the Representing Party or any indenture, agreement, order, decree or other instrument to which the Representing Party is a party or by which the Representing Party is bound, which conflict, breach or default would materially and adversely affect the Representing Party’s ability to perform its obligations hereunder;
(ii)violate any provision of any law, rule or regulation applicable to the Representing Party of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Representing Party or its properties, which violation would materially and adversely affect such Representing Party or its ability to perform its obligations hereunder; or
(m)the Representing Party has entered into this Agreement on arm’s length commercial terms.
Section II.2Representations and Warranties of the Transferor. The Transferor represents and warrants to the Transferee as follows:
(a)On the Settlement Date with respect to each Contributor Participation, the Transferor will own such Contributor Participation, will have good and marketable title thereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (except those that will be released on the Settlement Date) and, upon the closing of each Transfer on the Settlement Date, an undivided 100% participation in each Contributor Participation will be granted by the Transferor to the Transferee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest (other than (x) the Transferor’s record ownership of the related Contributor Participation and (y) as may otherwise be created by this Agreement) and the Transferee will receive a valid beneficial interest in such Contributor Participations. Upon the Elevation on the relevant Elevation Date with respect to any Contributor Participation, the Transferee will receive good and marketable title to such Contributor Participation, free and clear of any pledge, lien, investment interest, charge, claim, equity or encumbrance of any kind created by the Transferor or any Person claiming through the Transferor (other than as may be created by this Agreement).
(b)None of the execution, delivery and performance by the Transferor of this Agreement will adversely affect the nature of the title to any Contributor Participation received by the Transferee as provided in Section 2.02(a).
(c)No consent, license, approval or authorization from, or registration or qualification with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by the Transferor of this Agreement, except (i) such as have been made or obtained and are in full force and effect or will be made or obtained prior to the Settlement Date or (ii) those with respect to which the failure to obtain them would not have a material adverse effect with respect to the Transferor.
(d)The Transferor has valid business reasons for transferring the Contributor Participations to the Transferee other than obtaining a secured loan with the Contributor Participations as collateral. The Transferor is not effecting any Transfer in contemplation of the Transferor’s insolvency or with any actual intent to hinder, delay or defraud any of its creditors.
(e)All corporate actions of the Transferor, with respect to the transactions contemplated hereby, have been and will continue to be reflected in any minutes of the Transferor. This Agreement is and will continue to be an official record of the Transferor.
(f)The Transferor has been solvent at all relevant times before each Transfer of a Contributor Participation and will not be rendered insolvent by any such Transfer. Before the date hereof, the Transferor did not engage in or have plans to engage in any business or transaction as a result of which the total assets remaining with the Transferor would constitute an unreasonably small amount of capital. The Transferor has not incurred, and does not intend to incur, debts that would be beyond its ability to pay as they mature. The transfer of the Contributor Participation is not being made by the Transferor with the intent to hinder, delay or defraud either present or future creditors of the Transferor.
(g)The Transferor acknowledges that: (i) its contribution of the Participation Interests to the Transferee is a true and irrevocable contribution, and (ii) it shall have no recourse to the Contributor Participations or the Participation Interests.
Article III.

MISCELLANEOUS
Section III.1Elevation. (a) Subject to the terms and provisions of each Contributor Participation, the Transferor and the Transferee shall use commercially reasonable best efforts to cause the Transferor to effect an Elevation, as soon as reasonably practicable and in all events within ninety (90) days of the Settlement Date, with respect to each such Contributor

Participation and take such action (including the execution and delivery of an Assignment) as shall be mutually agreeable between the Transferor and the Transferee in connection therewith and in accordance with the terms and conditions of each Contributor Participation and consistent with the terms of this Agreement. The Transferee shall pay all transfer fees and expenses payable in connection with an Elevation. On the relevant Elevation Date with respect to each Contributor Participation, the Transferor and the Transferee shall in accordance with this Section 3.01(a) cause the Transferee or its designee to become the record owner of such Contributor Participation.
(a)The Transferor shall maintain its existence as a Maryland corporation until an Elevation has been effected with respect to each Contributor Participation.
(b)If the Transferor is dissolved prior to effecting all Elevations, the Transferor and the Transferee agree that the Participation Interests in each of the Contributor Participations shall elevate automatically and immediately to an assignment and all of the Transferor’s rights, title, interests and ownership of such Contributor Participations shall vest in Transferee. The Transferor shall be deemed to have consented and agreed to an Elevation for each of the Contributor Participations upon the execution of this Agreement. The Transferor agrees that, following the Transferor’s dissolution, Transferee shall be permitted to take any and all action necessary to effectuate an Elevation and/or finalize an assignment of any of the Contributor Participations, and in furtherance of the foregoing, effective immediately upon a dissolution of the Transferor, the Transferor hereby makes, constitutes and appoints Transferee, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Transferee reasonably deems appropriate or necessary in connection with any Elevation or finalization of an assignment of any of the Contributor Participations. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the bankruptcy, insolvency or dissolution of the Transferor.
Section III.2Voting; Indemnification. (a) On and after the Settlement Date, the Transferor (i) shall not take (or refrain from taking) any action with respect to the Contributor Participations (an “Act”) other than in accordance with the prior instructions of the Transferee and (ii) shall take (or refrain from taking) any Act with respect thereto in accordance with the prior instructions of the Transferee, in each case except (A) as restricted or prohibited under applicable law, rule, order or the relevant Underlying Instrument (and such restrictions or prohibitions are hereby incorporated by reference as if set forth herein), or (B) if following such instructions would (in the Transferor’s reasonable determination upon notice to the Transferee) expose the Transferor to any obligation, liability or expense that in the Transferor’s reasonable judgment is material and for which the Transferee has not provided reasonably acceptable indemnification; provided that (x) if the Act involved is not divisible in respect of the Contributor Participation but may be made only in respect of all loans and commitments held by the Transferor under the relevant Underlying Instrument, the Transferor shall take such Act, with prompt notice thereof to the Transferee in accordance with the direction (if timely given) of holders (including the Transferor, if applicable) owning or holding interests representing more than 50% of the total amount of all loans and commitments under the relevant Underlying Instrument (the “Majority Holders”); or (y) if the Act arises after the commencement of a bankruptcy, insolvency or a similar proceeding relating to the obligor in respect of a Contributor Participation, and is not divisible in respect of all loans and commitments that the Transferor may own from time to time under the relevant Underlying Instrument, but may be made only in respect of all claims of the same class that the Transferor may have against the relevant obligor, then the Transferor shall take such Act, with prompt notice thereof to the Transferee in accordance with the directions (if timely given) of the majority (including the Transferor, if applicable) of holders (the “Majority Claims Holders”) in respect of all such claims (measured by amount of claims). The Transferee acknowledges that it shall be bound by any decisions of the Majority Holders or the Majority Claims Holders, as the case may be, to take or not take an Act.
(a)Provided that the Transferee has directed the Transferor to take any such action contemplated by Section 3.02(a) and the Transferor does so, the Transferee shall (subject to the Priority of Payments) reimburse the Transferor for any and all liabilities, obligations, actual losses, actual damages, penalties, actions, judgments, suits, costs, expenses, and disbursements, including legal fees, which may be incurred or made by the Transferor in connection with any such action so taken by the Transferor for which the Transferor is not reimbursed at any time by or on behalf of any obligor under such credit documentation (other than any thereof resulting from the Transferor’s gross negligence or willful misconduct). In no event will Transferee reimburse Transferor for any special, indirect, consequential or punitive damages in respect to any claim hereunder, whether or not accrued and whether or not known or suspected.
Section III.3Amendments. This Agreement may not be amended, altered, supplemented or otherwise modified, except by the execution and delivery of a written agreement by each of the parties hereto.
Section III.4Communications. Except as may be otherwise agreed between the parties, all communications hereunder shall be made in writing to the relevant party by personal delivery or by courier or first-class registered mail, or the closest local equivalent thereto, or by facsimile or email transmission confirmed by personal delivery or by courier or first-class registered mail as follows:
To the Transferee:
One Vanderbilt Avenue
New York, New York 10017
Attention: Joseph Trunzo
Telephone: (212) 520-3284
Electronic Mail Address: joseph.trunzo@carlyle.com
with a copy to

c/o Carlyle Global Credit Investment Management L.L.C.
One Vanderbilt Avenue

New York, New York 10017
Attention: Tom Hennigan
Telephone: (212) 813-4827
Facsimile: (212) 813-4939
Electronic Mail Address: tom.hennigan@carlyle.com
To the Transferor:
One Vanderbilt Avenue
New York, New York 10017
Attention: Tom Hennigan
Telephone: (212) 813-4827
Facsimile: (212) 813-4939
Electronic Mail Address: tom.hennigan@carlyle.com
or to such other address, telephone number, facsimile number or email address as any of the foregoing may notify to the parties in accordance with the terms hereof from time to time. Any communications hereunder shall be effective upon receipt.
Section III.5Certain Definitions; Interpretation. (a) As used herein:
“Assignment” means the applicable assignment that is in the form specified in or permitted under each Underlying Instrument for an assignment of the applicable Contributor Participation and any applicable consents required for such assignment.
“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the corporate trust office of the Trustee is located.
“Debt” has the meaning set forth in the Indenture.
“Indenture” means that certain Indenture, dated on or about October 29, 2024, between the Transferee, as issuer and the Trustee.
“Person” means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Trustee” means Wilmington Trust, National Association, as Trustee under the Indenture.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.
“Underlying Instruments” means the loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.
(a)Except as otherwise specified herein or as the context may otherwise require:
(i)capitalized terms used in this Agreement have the respective meanings assigned to them herein for all purposes of this Agreement;
(ii)the definitions of terms herein are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms;
(iii)terms (like “Voting”) that are related to terms that are defined herein (like “Vote”) shall have related meanings;
(iv)the terms “payment” and “distribution” are synonymous;
(v)the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole (including any attachments hereto) and not to any particular Article, Section or other subdivision;
(vi)the word “including” and correlative words shall be deemed to be followed by the phrase “without limitation” unless actually followed by such phrase or a phrase of like import;
(vii)the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”) when not used in an “either/or” construction;
(viii)references to a Person include references to such Person’s successors and assigns (but this clause (viii) shall not permit any assignment of any right hereunder or any delegation of any obligation hereunder that is prohibited or limited hereby);
(ix)references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document;

(x)references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules; and
(xi)references to an “Article”, a “Section”, or an “Annex” are to an article hereof, a section hereof, or an annex hereto.
(b)The titles of Articles and Sections hereof are for convenience only, and they neither form a part of this Agreement nor are to be used in the construction or interpretation hereof.
Section III.6Governing Law; WAIVER OF TRIAL BY JURY; Jurisdiction. (a) This Agreement shall be construed in accordance with the law of the State of New York, and this Agreement, and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise), shall be governed by such law.
(a)EACH PARTY HERETO IRREVOCABLY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.06(b).
(b)With respect to any Proceeding, each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, in each case sitting in the Borough of Manhattan, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
Section III.7Non-Petition; Limited Recourse. (a) Notwithstanding any other provision of this Agreement, the Transferor hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Transferee any bankruptcy, reorganization, receivership, arrangement, insolvency, winding-up, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all Debt; provided that nothing in this Section 3.07(a) shall preclude, or be deemed to prevent, the Transferor (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect plus one day, in (A) any case or proceeding voluntarily filed or commenced by the Transferee or (B)

any involuntary insolvency proceeding filed or commenced against the Transferee by a Person other than the Transferor, or (ii) from commencing against the Transferee or any properties of the Transferee any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under U.S. federal or state bankruptcy or similar laws.
(a)Notwithstanding any other provision of this Agreement:
(i)The obligations of the Transferor and the Transferee under this Agreement are at all times limited recourse obligations of the Transferor and the Transferee, respectively, payable solely from the Transferor’s or the Transferee’s assets (as applicable), and, following realization of such assets and application of the proceeds thereof, all obligations of and any claims against the Transferor or the Transferee, as applicable, hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive.
(ii)No recourse shall be had against any officer, director, employee, shareholder, member, manager, beneficial owner, trustee, authorized person or incorporator of the Transferor or the Transferee or any of their respective managers or their respective affiliates, successors or assigns for any amounts payable under this Agreement.
(iii)The foregoing provisions of this Section 3.07(b) shall not:
(a)prevent recourse to the other party’s assets for the sums due or to become due under any security, instrument or agreement that is part of such assets;
(b)constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until all such assets have been realized; or
(c)limit the right of either party to name the other party as a party defendant in any Proceeding or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any Person referred to in Section 3.07(b)(ii).
(b)This Section 3.07 shall survive the termination of this Agreement.
Section III.8No Liability. (a) Except as otherwise expressly provided herein, the Transferor makes no representation or warranty, express or implied, nor assumes any responsibility, with respect to the genuineness, authorization, execution, delivery, validity, legality, value, sufficiency, perfection, priority, enforceability or collectability of any credit documentation executed and delivered in connection with a Contributor Participation. The Transferor assumes no responsibility for (i) (except as otherwise expressly provided herein) any representation or warranty made by, or the accuracy, completeness, correctness or sufficiency of any information (or the validity, completeness or adequate disclosure of assumptions underlying any estimates, forecasts or projections contained in such information) provided directly or indirectly by, any obligor in respect of a Contributor Participation or any credit documentation thereof or by any other Person, (ii) the performance or observance by any obligor of any of the provisions of any credit documentation in respect of a Contributor Participation (whether on, before or after the Settlement Date), (iii) the filing, recording, or taking of any action with respect to any credit documentation in respect of a Contributor Participation, (iv) the financial condition of any obligor in respect of a Contributor Participation or of any other Person, or (v) (except as otherwise expressly provided herein) any other matter whatsoever relating to any obligor in respect of a Contributor Participation, any other Person or the Contributor Participations.
(a)The Transferee agrees that, until the earlier of (i) the Elevation with respect to a Contributor Participation and (ii) the Transferor’s dissolution, the Transferor may, subject to Section 3.02, exercise or refrain from exercising any right, or take or refrain from taking any action, which the Transferor may be entitled to take or assert with respect to such Contributor Participation and, without limiting the generality of the foregoing, the Transferor may take legal action to enforce the Transferee’s or the Transferor’s interests with respect to such Contributor Participation or any other credit documentation executed and delivered in connection with such Contributor Participation.
Section III.9Conduct of Business. The Transferor represents, warrants and agrees that, from and after the date hereof, it shall not sell, assign or transfer, or grant a security interest in or lien on or otherwise pledge, mortgage, hypothecate or encumber (or permit such to occur or suffer such to exist other than pursuant to this Agreement or the Indenture, other than any security interest or lien that will be released on the Settlement Date), any part of the Contributor Participations.
Section III.10Parties Benefited. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right or obligation in or under this Agreement may be transferred or assigned (whether by operation of law, by way of security or otherwise) or delegated by either party without the prior written consent of the other party; except that the Transferee may assign and transfer its rights hereunder to the Trustee under the Indenture. Any purported transfer that is not in compliance with this provision will be void.
(a)Except for the Trustee (who is an express third party beneficiary hereof), no party shall be a third party beneficiary of this Agreement.
Section III.11Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to the Transferor or the Transferee or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Transferor and Transferee as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the Transferor and Transferee or the practical realization of the benefits hereof that would otherwise be conferred upon the Transferor and the Transferee. The Transferor and the Transferee will each endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.
Section III.12Costs, Expenses and Taxes. (a) Subject to the terms of this Agreement, each of the parties hereto agrees to pay their own costs and expenses incurred in connection with the preparation, execution, delivery, administration, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith.
(a)The Transferor shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any governmental authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.
Section III.13Documents. The Transferor shall furnish to the Transferee, solely until Elevation of any Contributor Participation, promptly upon the Transferor’s receipt of the same (without prejudice to Section 3.02), a copy of each amendment, consent or waiver in connection with any such documentation; provided that the Transferor is not prohibited from doing so under the related credit documentation after taking into account the next sentence. The Transferee agrees that it shall maintain the confidentiality of any such documents to the extent required therein and to the same extent as if it were a party thereto and shall, upon the Transferor’s request, provide to the Transferor a confidentiality undertaking to such effect in accordance with the terms of such documentation prior to the delivery thereof.
Section III.14Termination. This Agreement shall terminate on the later to occur of the following: (i) the Transferor shall have received all distributions in respect of each Contributor Participation and shall, to the extent required hereunder, have distributed the same to Transferee and (ii) the Elevation shall have occurred with respect to all Contributor Participations. Notwithstanding the foregoing, the termination of this Agreement shall not affect either party’s rights or obligations hereunder arising on or before the date of such termination, including, without limitation, any rights or obligations relating to a party’s breach of any of its representations, warranties, covenants or agreements hereunder.
Section III.15Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed in any number of counterparts (including by facsimile transmission or other form of electronic transmission), each of which shall be an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile transmission or by electronic transmission (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as a deed by an authorized signatory with full power of attorney over the Transferor as of the date first written above.
CARLYLE CREDIT SOLUTIONS, INC.
as Transferor
By:
Name:
Title:

[Signature Page to Master Participation Agreement]

CARLYLE DIRECT LENDING CLO 2024-1 LLC,
as Transferee

By:
Name:
Title:
[Signature Page to Master Participation Agreement]